UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 28, 2012

COUPON EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-20317	33-0912085
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Fifth Avenue, Suite 210, New York, New York		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(914) 371-2441

PSI CORPORATION

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2012, the Company issued 6,835,900 shares of common stock (the “Common Stock”) and warrants (the “Warrants”) to purchase 5,649,500 shares of Common Stock to a certain investor, pursuant to a Common Stock and Warrant Purchase Agreement dated as of December 28, 2012 (the “Purchase Agreement”) for proceeds of $112,990 (the “Transaction”). NextLevel VIII, LLC (“NextLevel”), as the majority holder of the issued and outstanding shares of Series A Preferred Stock (“Preferred Stock”) and certain warrants (“2011 and 2012 Warrants”) acquired pursuant to that certain Cumulative Convertible Senior Note and Warrant Purchase Agreement dated as of October 24, 2011, and that certain Cumulative Convertible Senior Note and Warrant Purchase Agreement dated as of May 31, 2012, waived on behalf of itself and all holders of Preferred Stock and 2011 and 2012 Warrants, any and all right to the application of certain anti-dilution adjustments and rights of first refusal.  NextLevel also consented to the Transaction. This summary is not a complete description of all of the terms of the Purchase Agreement and is qualified in its entirety by reference to the Common Stock and Warrant Purchase Agreement filed as Exhibit 10.1 hereto and is incorporated by reference into this Item 1.01.

The Warrants are exercisable until December 28, 2017 at a price of $.04 per share (subject to certain adjustments) and entitle the holder to purchase 5,649,500 shares of Common Stock. This summary is not a complete description of all of the terms of the Warrants and is qualified in its entirety by reference to the Common Stock Purchase Warrant filed as Exhibit 10.2 hereto and is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

On December 28, 2012, the Company completed a private placement of Common Stock and Warrants for proceeds of $112,990. The offers and sales were made without registration under the Securities Act, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D under the Securities Act and in reliance on similar exemptions under applicable state laws. No general solicitation or general advertising was used in connection with the offering of the Common Stock and Warrants. The Company disclosed to the investors, and the investors acknowledged, that the Common Stock and Warrants and the underlying Common Stock could not be sold unless they are registered under the Securities Act or unless an exemption from registration is available, and the certificates or instruments representing the Common Stock and Warrants included, and the certificates representing the Common Stock to be issued upon conversion or exercise of the Warrants will include a legend to that effect.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Common Stock and Warrant Purchase Agreement dated as of December 28, 2012 between the Company and Future Farm Trust
10.2	Common Stock Purchase Warrant dated as of December 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUPON EXPRESS, INC.
(Registrant)
Date January 3, 2013
/s/ Eric L. Kash
(Signature)
Eric L. Kash Chief Executive Officer